UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 7, 2023

Date of Report (Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated September 11, 2023

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

(b)Departure of Chief Financial Officer.

On September 7, 2023, Ball Corporation (the “Company”) announced that Scott C. Morrison, 61, executive vice president and chief financial officer, will retire from the role effective September 25, 2023, after more than two decades with the Company. Morrison will remain with the Company as an advisor until September 30, 2024 (as such date may be subject to change, the “Separation Date”) to ensure a smooth transition and in support of the successful completion of the previously announced proposed transaction relating to the sale of the Company’s Aerospace business and advise on future business strategy.

In connection with Morrison’s retirement, the Company and Morrison entered into an advisor agreement dated September 7, 2023, (the “Advisor Agreement”), which sets forth the terms of Morrison’s service as a senior advisor, a non-executive position, to the Company through the Separation Date.  Pursuant to the Advisor Agreement, Morrison’s base salary will remain unchanged through December 31, 2023, and thereafter and until the Separation Date, Morrison will receive an annualized base salary of $625,000. Morrison will also be eligible to continue to participate in the Ball Corporation Economic Value Added Incentive Compensation (“EVAIC”) Plan; until December 31, 2023, Morrison’s EVAIC target percentage will remain unchanged, and thereafter and until the Separation Date, Morrison’s EVAIC target percentage will be 80% of his base salary and with a participation basis being 100% Corporate Consolidated. Morrison will continue to participate in the Company’s applicable long-term incentive compensation arrangements, including the Company’s Long-Term Cash Incentive Compensation and Amended and Restated 2013 Stock and Cash Incentive Plan according to applicable terms. Morrison will not be eligible to receive new awards of long-term incentive compensation in 2024. Other than as described above, Morrison’s compensation package will remain unchanged and any other existing compensation and benefit arrangements, including any change in control or severance benefit agreements, remain subject to the terms of each arrangement.

The foregoing summary of the Advisor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisor Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)Appointment of Chief Financial Officer.

The Company concurrently announced the appointment of Howard Yu, 51, as executive vice president and chief financial officer, effective September 25, 2023.

Yu most recently served as SVP and CFO for Envista Holdings Corp. (NYSE: NVST), a publicly traded global company and spin-off of Danaher. Throughout his 22-year Danaher and Envista career, Yu served as CFO for multiple global divisions in Asia, Europe, and Latin America where he led successful M&A and systems transformations through varied global economic environments to drive shareholder value creation. Prior to joining Danaher, he worked in finance at Hewlett-Packard and as Senior Auditor at Deloitte & Touche. Yu’s compensation in summary will consist of: base annual salary of $700,000, target annual EVA incentive compensation equal to 90% of base salary, target value of long-term incentive award of 250% of base salary, a one-time lump sum bonus of $1,000,000, restricted stock units valued at $3,000,000 vesting pro rata over three years, and customary relocation allowances and company benefits.

There are no arrangements or understandings between Yu and any other person pursuant to which he was appointed as executive vice president and chief financial officer. Yu does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Yu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

Also on September 7, 2023, the Company issued a press release announcing Morrison’s retirement and the appointment of Yu.  A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

Exhibits.

The following are furnished as exhibits to this report:

Exhibit 10.1	Advisor Agreement dated September 7, 2023
Exhibit 99.1	Ball Corporation Press Release dated September 7, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Ball Corporation

Form 8-K

September 11, 2023

EXHIBIT INDEX

Description	Exhibit

Advisor Agreement dated September 7, 2023	10.1
Ball Corporation Press Release dated September 7, 2023	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Stacey Valy Panayiotou
Stacey Valy Panayiotou
Title: Senior Vice President and Chief Human Resources Officer

Date: September 11, 2023